UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  September 4, 2007

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Swift Energy Company does not intend for this Item 1.01, Item 8.01 or Exhibit 99 to be incorporated by reference into its filings under the Securities Exchange Act of 1934.

Item 1.01.                                Entry into a Material Definitive Agreement.

On September 4, 2007, Swift Energy Operating, LLC, a Texas limited liability company and wholly owned subsidiary of Swift Energy Company, entered into a purchase and sale agreement (the “Agreement”) with Escondido Resources, LP (“Escondido”) to purchase interests in three South Texas properties in the Maverick Basin.  These properties are located in the Sun TSH area in La Salle County, the Briscoe Ranch area primarily in Dimmit County, and the Las Tiendas area in Webb County.  The acquisition has an effective date of July 1, 2007, and is expected to close in the fourth quarter of 2007.  The purchase price is approximately $245 million, subject to post-closing adjustments.

Item 8.01.                                Other Events.

On September 5, 2007, Swift Energy Company issued a press release announcing that it entered into the Agreement  to acquire interests in three of Escondido’s South Texas properties.  The press release is attached as Exhibit 99.

Item 9.01.                                Financial Statements and Exhibits

(d) Exhibit.                                The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description

99	Swift Energy Company press release dated September 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 5, 2007

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

99	Swift Energy Company press release dated September 5, 2007.